PERICOM SEMICONDUCTOR REPORTS

FISCAL FIRST QUARTER 2014 FINANCIAL RESULTS

▪	Net revenues increased 3% sequentially, driven by new product shipments into wireless mobile.
▪	Exceeded Q1 guidance for gross margin and operating profit.
▪	Achieved 39.3% gross margin (40.9% non-GAAP), and sequential increase of 170 bps .

Milpitas, Calif. – October 29, 2013 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high performance connectivity and timing solutions, today announced results for its fiscal 2014 first quarter ended September 28, 2013.

Net revenues for the first quarter were $32.6 million, an increase of 2.8% from the $31.7 million reported in the fourth quarter of fiscal 2013, and down 11.3% from the $36.7 million reported in the comparable period last year. The revenue increase from the prior quarter is primarily due to volume increases in the consumer and embedded end-market segments. GAAP gross margin was 39.3% in the first quarter, an increase from 37.6% last quarter and from 37.9% in the comparable period last year. On a non-GAAP basis, gross margin was 40.9% in the first quarter, which reflects exclusion of share-based compensation, amortization of intangible assets and amortization of fair value adjustments on acquired fixed assets. The comparable non-GAAP gross margins were 39.3% last quarter and also in the comparable period last year.

GAAP net income for the first quarter was $374,000, or $0.02 per diluted share, compared with net loss of $16.8 million, or $0.74 per diluted share last quarter, and net income of $1.2 million, or $0.05 per diluted share in the comparable period last year. GAAP net income for all periods included share-based compensation, amortization of intangible assets and amortization of fair value adjustments, and the current quarter also included $522,000 of lease restructuring and moving costs and a tax provision of $15,000 on an intercompany transaction. Excluding these items, non-GAAP net income for the first quarter was $1.9 million, or $0.08 per diluted share, compared with non-GAAP net income of $1.6 million or $0.07 per diluted share in the prior quarter, and non-GAAP net income of $2.5 million, or $0.10 per diluted share in the comparable period last year.

The balance sheet remained very strong with cash and investments in marketable securities of $116.2 million or $5.06 per diluted share at the end of the first quarter. At quarter-end, working capital was $102.3 million and the current ratio was 5.9.

“We were pleased to deliver operating results better than our previous guidance, driven by shipment of new products with better gross margin,” said Alex Hui, President and CEO of Pericom. “We continue to focus on  the execution of our strategy to grow business in networking, cloud computing  and  embedded applications with our broad serial connectivity and timing solutions.  During the quarter, we shipped several million units of our USB 3.0 signal integrity product to a tier one wireless mobile customer, which further endorses our leadership position in signal integrity solutions.”

New Products

In the first quarter of fiscal 2014, Pericom introduced a total of 21 new products in our Signal Integrity, Connectivity/Switching, and Timing product areas. All of these products are targeted to our focus market segments, and were sampled to key customers during the quarter.

We introduced 12 new products across our Connectivity/Switching product families which included power management USB chargers, video decoders and universal voltage level shifters.

We also expanded our Timing solutions for next generation platforms with 6 new products including high performance clock generators and clock buffers.

NEWS RELEASE October 29, 2013

For Signal Integrity, we introduced 3 new products targeting 10Gb Ethernet, 12Gb SAS3 and HDMI applications.

Share Repurchase Update

On April 26, 2012 the Board authorized a repurchase program for up to $25 million of shares of our common stock. Pursuant to this authorization, the Company repurchased 106,645 shares in the three months ended September 28, 2013 for an aggregate cost of $765,000 and an average per share purchase price of $7.17. The remaining balance of potential share repurchases under the authorization is approximately $17.2 million. Shares may be repurchased from time to time in the open market or through private transactions, at the discretion of Pericom management. As of October 8, 2013, Pericom had approximately 22.8 million shares of common stock outstanding.

Fiscal Q2 2014 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

•	Revenues are expected to be in the range of $31.6 million to $33.6 million.

•	GAAP gross margins are expected to be between 37.4% and 39.4%, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately 1.6%, non-GAAP gross margins are expected to be in the 39.0% to 41.0% range.

•	GAAP operating expenses are expected to be between $11.9 million and $12.3 million, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately $1.1 million, non-GAAP operating expenses are expected to be in the range of $10.8 million to $11.2 million.

•	Other income is expected to be between $0.5 million and $0.7 million on a GAAP basis and on a non-GAAP basis.

•	The effective tax rate is expected to be approximately 34-38% on a GAAP basis and 24-28% on a non-GAAP basis.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on October 29, 2013. To listen to the call, dial (877) 377-7103 and reference “Pericom”. A slide presentation will accompany the conference call. To view the slides, please visit the investor relations section of www.pericom.com.

The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for approximately 90 days.

A taped replay of the conference call will be made available for the period from this evening through midnight on Wednesday, November 6th. To listen to the replay, dial toll-free (855) 859-2056 and reference conference ID 89036087.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications, consumer and embedded market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in Milpitas, California, with design centers and technical sales and support offices globally. Pericom and the Pericom logo are trademarks or registered trademarks of Pericom Semiconductor Corp in the U.S. and/or other countries. Our website is http://www.pericom.com.

Non-GAAP Financial Information

1545 Barber Lane Milpitas, CA 95035 (408) 232-9100

NEWS RELEASE October 29, 2013

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, fair value adjustments on acquired fixed assets, write off of equipment, goodwill impairment, a tax provision on intercompany transactions and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, amortization of fair value adjustments on acquired fixed assets, write off of equipment, goodwill impairment, a tax provision on intercompany transactions and the corresponding tax effects because we do not consider them to be related to our core operating performance. We also use non-GAAP data in calculating certain metrics such as non-GAAP cost of goods sold in computing inventory days of supply.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current operating performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions “Fiscal Q2 2014 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, and effective tax rate in the second fiscal quarter of 2014. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended June 29, 2013, and in particular, the risk factors sections contained in that report.

Contact: Robert Strickland

Pericom Semiconductor

Tel: 408 232-9100

rstrickland@pericom.com

- See Attached Tables -

1545 Barber Lane Milpitas, CA 95035 (408) 232-9100

NEWS RELEASE October 29, 2013

Pericom Semiconductor Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	September 28,	June 29,	September 29,
	2013	2013	2012

Net revenues	$32,608	$31,707	$36,749

Cost of revenues	19,800	19,791	22,838

Gross profit	12,808	11,916	13,911

Operating expenses:

Research and development	5,045	5,320	5,323

Selling, general and administrative	7,687	7,217	7,639

Goodwill impairment	-	16,899	-

Total operating expenses	12,732	29,436	12,962

Income (loss) from operations	76	(17,520)	949

Interest and other income, net	486	1,277	635

Income before income taxes	562	(16,243)	1,584

Income tax expense	231	573	500

Net income (loss) from consolidated companies	331	(16,816)	1,084

Equity in net income of unconsolidated affiliates	43	30	108

Net income (loss)	$374	$(16,786)	$1,192

Basic income (loss) per share	$0.02	$(0.74)	$0.05

Diluted income (loss) per share	$0.02	$(0.74)	$0.05

Shares used in computing basic income (loss) per share	22,794	22,783	23,543

Shares used in computing diluted income (loss) per share	22,951	22,783	23,740

NEWS RELEASE October 29, 2013

Pericom Semiconductor Corporation

Condensed Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended
	September 28,	June 29,	September 29,
	2013	2013	2012

Share-based compensation
Cost of revenues	$36	$41	$52
Research and development	297	309	322
Selling, general and administrative	396	447	467
Share-based compensation expense	$729	$797	$841

Amortization of intangible assets
Cost of revenues	$488	$486	$477
Research and development	50	50	56
Selling, general and administrative	247	245	243
Amortization of intangible assets	$785	$781	$776

NEWS RELEASE October 29, 2013

Pericom Semiconductor Corporation

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(In thousands)

(unaudited)

	Three Months Ended
	September 28,	June 29,	September 29,
	2013	2013	2012
GAAP net income (loss)	$374	$(16,786)	$1,192
Reconciling items:
Share-based compensation expense	729	797	841
Amortization of intangible assets	785	781	776
Write off of equipment	-	184	-
Fair value adjustment to depreciation expense on acquired fixed assets	51	51	50
Goodwill impairment	-	16,899	-
Tax on intercompany transaction	15	118	-
Lease restructuring and moving costs	522	-	-
Tax effect of adjustments	(543)	(420)	(402)
Total reconciling items	1,559	18,410	1,265
Non-GAAP net income	$1,933	$1,624	$2,457

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS
(unaudited)

Diluted net income (loss) per share:
GAAP diluted income per share	$0.02	$(0.74)	$0.05
Adjustments:
Share-based compensation expense	0.03	0.03	0.04
Amortization of intangible assets	0.03	0.04	0.03
Write off of equipment	-	0.01	-
Fair value adjustment to depreciation expense on acquired fixed assets	-	0.01	-
Goodwill impairment	-	0.72	-
Tax on intercompany transaction	-	0.01	-
Lease restructuring and moving costs	0.02	-	-
Tax effect of adjustments	(0.02)	(0.02)	(0.02)
Difference in share count	-	0.01	-
Total adjustments	0.06	0.81	0.05
Non-GAAP diluted income per share	$0.08	$0.07	$0.10

Shares used in diluted net income per share calculation:
GAAP	22,951	22,783	23,740
Change in diluted shares from GAAP net loss to non-GAAP net income	-	117	-
Exclude the benefit of share-based compensation expense (1)	390	467	308
Non-GAAP	23,341	23,367	24,048

(1)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

NEWS RELEASE October 29, 2013

Pericom Semiconductor Corporation

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

(In thousands)

(unaudited)

	Three Months Ended
	September 28,	June 29,	September 29,
	2013	2013	2012
GAAP gross margin	$12,808	$11,916	$13,911
- % of revenues	39.3%	37.6%	37.9%
Reconciling items:
Share-based compensation	36	41	52
Amortization of intangible assets	488	486	477
Fair value adjustment to depreciation expense on acquired fixed assets	10	10	10
Total reconciling items	534	537	539
Non-GAAP gross margin	$13,342	$12,453	$14,450
- % of revenues	40.9%	39.3%	39.3%

Reconciliation of GAAP R&D Expenses to Non-GAAP R&D Expenses
(unaudited)

GAAP research and development expenses	$5,045	$5,320	$5,323
- % of revenues	15.5%	16.8%	14.5%
Reconciling items:
Share-based compensation	(297)	(309)	(322)
Amortization of intangible assets	(50)	(50)	(56)
Write off of equipment	-	(184)	-
Fair value adjustment to depreciation expense on acquired fixed assets	(10)	(10)	(10)
Total reconciling items	(357)	(553)	(388)
Non-GAAP research and development expenses	$4,688	$4,767	$4,935
- % of revenues	14.4%	15.0%	13.4%

Reconciliation of GAAP SG&A Expenses to Non-GAAP SG&A Expenses
(unaudited)

GAAP selling, general and administrative expenses	$7,687	$7,217	$7,639
- % of revenues	23.6%	22.8%	20.8%
Reconciling items:
Share-based compensation	(396)	(447)	(467)
Amortization of intangible assets	(247)	(245)	(243)
Fair value adjustment to depreciation expense on acquired fixed assets	(31)	(31)	(30)
Lease restructuring and moving costs	(522)	-	-
Total reconciling items	(1,196)	(723)	(740)
Non-GAAP selling, general and administrative expenses	$6,491	$6,494	$6,899
- % of revenues	19.9%	20.5%	18.8%

NEWS RELEASE October 29, 2013

Pericom Semiconductor Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	September 28, 2013	June 29, 2013
Assets

Current assets:

Cash and cash equivalents	$24,963	$30,844
Short-term investments	52,129	29,447
Accounts receivable - trade	24,049	22,105
Inventories	14,633	14,844
Prepaid expenses and other current assets	6,654	5,886
Deferred income taxes	570	585
Total current assets	122,998	103,711

Property, plant and equipment-net	61,824	60,959
Investments in unconsolidated affiliates	2,585	2,525
Deferred income taxes non-current	3,283	3,411
Long-term investments in marketable securities	39,121	57,392
Intangible assets	9,220	9,944
Other assets	8,498	8,625
Total assets	$247,529	$246,567

Liabilities and Shareholders' Equity

Current liabilities:

Accounts payable	$11,258	$12,184
Accrued liabilities	9,449	8,731
Total current liabilities	20,707	20,915

Industrial development subsidy	7,074	7,263
Deferred tax liabilities	5,690	5,798
Other long-term liabilities	3,698	3,700
Total liabilities	37,169	37,676

Shareholders' equity:
Common stock and paid in capital	119,562	119,591
Retained earnings and other comprehensive income	90,798	89,300
Total shareholders' equity	210,360	208,891

Total liabilities and shareholders' equity	$247,529	$246,567